As filed with the Securities and Exchange Commission on May 10, 2024 No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OWENS & MINOR, INC.
(Exact name of registrant as specified in its charter)

Virginia	54-1701843
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9120 Lockwood Boulevard, Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

AMENDMENT NO. 1 TO THE OWENS & MINOR, INC. 2023 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Heath Galloway

Executive Vice President, General Counsel and Corporate Secretary

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

(Name and address of agent for service)

(804) 723-7000

(Telephone number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Jennifer Lee, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

On May 11, 2023, the shareholders of Owens & Minor, Inc. (the “Registrant”) approved the Owens & Minor, Inc. 2023 Omnibus Incentive Plan (“2023 Plan”) and, on May 12, 2023, the Registrant filed a Registration Statement on Form S-8, File No. 333-271859 (the “Registration Statement”) registering 4,800,000 shares of Common Stock, $2.00 par value (the “Common Stock”) of the Registrant available for issuance to eligible persons under the 2023 Plan. The contents of the Registration Statement are hereby incorporated by reference.

On May 9, 2024, the Registrant’s shareholders approved Amendment No. 1 to the 2023 Plan (the “Amended 2023 Plan”). The Amended 2023 Plan (i) increases the aggregate number of shares of Common Stock available for issuance under the 2023 Plan by 2,150,000 shares of Common Stock, (ii) increases the aggregate number of shares of Common Stock that may be issued or used with respect to incentive stock options by 2,150,000 shares of Common Stock and (iii) prohibits liberal share recycling for all awards (the “Amendments”). Other than the Amendments, no material changes were made to the 2023 Plan.

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of Owens & Minor, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 29, 2008)
4.2	Amended and Restated Bylaws of the Company effective October 28, 2022 (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed November 2, 2022)
5.1	Opinion of McGuireWoods LLP as to the legality of the securities being registered (filed herewith)
23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP (filed herewith)
24.1	Powers of Attorney (included in the signature pages hereof)
99.1	Amendment No. 1 to the Owens & Minor, Inc. 2023 Omnibus Incentive Plan (incorporated herein by reference to Annex A to Owens & Minor, Inc.’s Definitive Proxy Statement filed on March 27, 2024)
107	Filing Fees Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Hanover, Commonwealth of Virginia, on May 10, 2024.

OWENS & MINOR, INC.

By:	/s/ Edward A. Pesicka
	Name:	Edward A. Pesicka
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Edward A. Pesicka, Alexander J. Bruni and Heath H. Galloway, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Edward A. Pesicka Edward A. Pesicka	President and Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2024
/s/ Alexander J. Bruni Alexander J. Bruni	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 10, 2024
/s/ Michael W. Lowry Michael W. Lowry	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 10, 2024
/s/ Mark A. Beck Mark A. Beck	Chair of the Board of Directors	May 10, 2024
/s/ Gwendolyn M. Bingham Gwendolyn M. Bingham	Director	May 10, 2024
/s/ Kenneth Gardner-Smith Kenneth Gardner-Smith	Director	May 10, 2024
/s/ Robert J. Henkel Robert J. Henkel	Director	May 10, 2024
/s/ Rita F. Johnson-Mills Rita F. Johnson-Mills	Director	May 10, 2024
/s/ Stephen W. Klemash Stephen W. Klemash	Director	May 10, 2024
/s/ Teresa L. Kline Teresa L. Kline	Director	May 10, 2024
/s/ Carissa L. Rollins Carissa L. Rollins	Director	May 10, 2024